                              Warrant Agreement for
                                 Nissko Warrants

                                       4.2

                                WARRANT AGREEMENT


        THIS WARRANT AGREEMENT, made this 26th day of March, 1996, by and between:

        FIDELITY HOLDINGS, INC., a Nevada corporation. with its principal office located at 80-02 Kew Gardens Rd., Queens, NY 11413, (hereinafter referred to as the "COMPANY").

                                       AND

        EACH OF THE REGISTERED HOLDERS of the Company's warrants covered hereby (and their registered assigns), from time to time, from the date of original issue of such warrants to the expiration date thereof (hereinafter referred to as the "INVESTORS", "HOLDER" and/or 'HOLDERS" as the context may require).

WITNESSETH THAT:

        WHEREAS, the COMPANY has entered into a certain Agreement of even date with the INVESTORS, in which such Agreement the COMPANY has agreed, in consideration of the execution of such Agreement by the INVESTORS, to issue and deliver Stock Purchase Warrants (hereinafter called the "WARRANTS") to the INVESTORS entitling the HOLDERS thereof to purchase up to an aggregate of One Million Five Hundred Thousand (1,500,000) shares of the Common Stock of the COMPANY (hereinafter called the "Shares"); and

        WHEREAS, the COMPANY desires to provide for the form and provisions of the WARRANTS, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the COMPANY and the HOLDERS; and

        WHEREAS, all acts and things necessary to make the WARRANTS, when executed on behalf of the COMPANY, the valid, binding, and legal obligations of the COMPANY, have been done and performed; and

        WHEREAS, all acts and things necessary to authorize the execution and delivery of this Warrant Agreement, and to execute and deliver the WARRANTS to the INVESTORS as the original registered HOLDERS, have been done and performed;

    NOW, THEREFORE, intending to be legally bound hereby, and intending the original registered HOLDERS and their successors and assigns to rely hereon, the COMPANY hereby represents and agrees, and the HOLDERS by acceptance of the WARRANTS implicitly agree, as follows:

         1. WARRANTS AUTHORIZED. COMPANY hereby authorizes the issuance to the INVESTORS of One Million Five Hundred Thousand (1,500,000) WARRANTS upon the terms and conditions of this Warrant Agreement. Such WARRANTS are divided into two (2) types of WARRANTS: Seven Hundred Fifty Thousand (750,000) of the WARRANTS shall be called the 1996-A Warrants and, subject to sub-paragraph 5(b) below, shall be exercisable until 5:00 P.M. E.D.T. on the last day of the sixth month after the date of issuance at an exercise price of $1.25 per share of Common Stock; and Seven Hundred Fifty Thousand (750,000) of the WARRANTS shall be called the 1996-B warrants and, subject to sub-paragraph 5(b) below, shall be exercisable until 5:00 P.M. E.D.T. on the last day of the twenty-fourth month after the date of issuance at an exercise price of $1.25 per share of Common Stock.

         2. FORM AND EXECUTION. Each WARRANT, whenever issued: (a) depending upon the type of WARRANT, 750,000 WARRANTS (the 1996-A Warrants) shall be in substantially the form attached hereto as Exhibit A and 750,000 WARRANTS (the 1996-B Warrants) shall be in substantially the form attached hereto as Exhibit B; (b) shall be dated as of the date of issuance, which shall be the same date as ,this Warrant Agreement; (c) shall entitle the HOLDER-to purchase the number of Shares stated thereon; (d) shall be signed by the !President or Vice President and the Secretary or Treasurer of the COMPANY; (e) and shall have the company's seal impressed thereon. The COMPANY may adopt and use the facsimile signature of any person who is a requisite officer of the COMPANY at the time such WARRANTS are executed, or of any person now or hereafter holding such office, notwithstanding the fact that at the time a WARRANT is issued he had ceased to be such officer of the COMPANY. Prior to delivery of any WARRANT, it shall be manually countersigned by the Warrant Agent. No WARRANT shall be valid unless so countersigned.

         3. WARRANT ISSUANCE AND ISSUANCE CONSIDERATION. These WARRANTS are being hereby issued to the INVESTORS as the original registered HOLDERS, such INVESTORS having entered into a certain Agreement with the COMPANY for the purchase of fifteen (15) "Talkie Power Web Line Machines". The consideration for the issuance of the WARRANTS is the execution of such a large Agreement at this stage of the company's development. The INVESTORS are acquiring these WARRANTS in a private transaction for their own investment purposes and not with a view to transfer, resale or distribution of such WARRANTS or the underlying Common Stock.

         4. WARRANT EXERCISE PRICE. Each WARRANT (both 1996-A Warrants and 1996-B Warrants) shall entitle the registered HOLDER thereof, subject to the provisions thereof and of this Warrant Agreement, to purchase from the COMPANY the number of Shares of the company's Common Stock as stated thereon, at the price of One Dollar and Twenty-five Cents ($1.25) per Share, both the number of Shares and the price being subject to the anti-dilution adjustments provided in Paragraph 8 hereof. The term Warrant Exercise Price" as used in this Warrant Agreement refers to the price per Share at which Common Stock may be purchased at the time a WARRANT is exercised.

         5. DURATION (Term). (a) Subject to sub-paragraph (b) following, the 1996-A Warrants may be exercised at any time between the date of issuance and the close of business (5:00 P.M. Eastern Daylight Time) on the last day of the sixth month after the date of issuance, such date being hereinafter called the "Expiration Date". Subject to sub-paragraph (b) following, the 1996-B Warrants may be exercised at any time between the date of issuance and the close of business (5:00 P.M. Eastern Standard Time) on the last day of the twenty-fourth month after the date of issuance, such date being hereinafter called the "Expiration Date". Each. WARRANT not exercised on or before its Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the respective Expiration Date. The COMPANY reserves the right to extend the Expiration Date of either type of WARRANTS,'from time to time, any number of times, but shall be under no obligation to do SO.

(b) Both the 1996-A Warrants and the 1996-B Warrants shall terminate prior to the Expiration Date in the event that the contemporaneous Purchase Agreement between the COMPANY's wholly-owned subsidiary and Nissko Telecom, Inc. is terminated or Nissko Telecom, Inc. fails to perform as required under such Purchase Agreement.

         6. TRANSFER AND/OR EXCHANGE OF WARRANTS. On or after the date of issuance and prior to the Expiration Date, any HOLDER of any WARRANT, subject to the transfer restrictions of federal and state securities laws, at any time prior to the exercise thereof, -may transfer all or any portion of the stock purchase rights provided in the WARRANT. Upon presentation and surrender to the Warrant Agent of the WARRANT, properly assigned, accompanied by appropriate transfer instructions from the HOLDER, the Warrant Agent shall issue a WARRANT for the assigned number of shares to the assignee as the new registered HOLDER and shall issue a WARRANT for the unassigned balance of the shares to the assigning (old) registered HOLDER. Any HOLDER of any WARRANT or WARRANTS, at any time prior to the exercise thereof, may exchange such WARRANT or WARRANTS for a WARRANT or WARRANTS of like tenor exercisable for the same aggregate number of Common Shares as the WARRANT surrendered; i.e., consolidate or divide his holdings. The Warrant Agent is the COMPANY's Transfer Agent, Olde Monmouth Stock Transfer Co., 22 Claridge Drive, Middletown, New Jersey 07748. The COMPANY shall give notice to the registered HOLDERS of WARRANTS of any change in the address of, or in the designation of, its warrant Agent.

         7. EXERCISE. (a) Except as otherwise provided in subparagraph (f) below, a WARRANT shall be exercisable only by the registered HOLDER surrendering it, together with the subscription form set forth in the WARRANT duly executed, accompanied by payment, in full, in lawful money of the United States, of the Warrant Exercise Price for each full Share as to which the WARRANT is exercised, to the Warrant Agent. The Warrant Agent is the COMPANY's Transfer Agent, olde Monmouth Stock Transfer Co., 22 Claridge Drive, Middletown, New Jersey 07748. The COMPANY shall give notice to the registered HOLDERS of WARRANTS of any change in the address of, or in the designation of, its Warrant Agent.

         (b) A WARRANT may be exercised wholly or in part. If a WARRANT is only exercised in part, a new WARRANT for the number of shares as to which the WARRANT shall not have been exercised shall be issued to the registered HOLDER.

        (c) As soon as practicable after the exercise of any WARRANT, the COMPANY shall issue to or upon the order of the registered HOLDER a certificate or certificates for the number of full Shares which he is entitled, registered in such name or names as may be directed by him.

        (d) All Shares issued upon exercise of a WARRANT shall be validly issued, fully paid, and non-assessable. The COMPANY shall pay all taxes in respect of the issue thereof. However, the registered HOLDER shall pay all taxes imposed in connection with any transfer, even if involved in an issue of a certificate, and the COMPANY shall not be required to issue or deliver any stock certificate in such case until the tax shall have been paid.

        (e) Each person in whose name any such certificate for Shares is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the WARRANT was surrendered and payment of the Warrant Exercise Price and applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the COMPANY are closed, the person or persons entitled to receive Shares upon such exercise shall be considered the record holder or holders of such shares at the close of business on the next succeeding date on which the stock transfer books are open and shall be entitled to receive only dividends or distributions which are payable to holders of record after that date.

        (f) Notwithstanding sub-paragraph (a) above, with respect to full payment upon exercise of a WARRANT, the 1996-A Warrants shall be exercisable by the registered HOLDER surrendering-it, together with the subscription form set forth in the WARRANT duly executed, accompanied by payment of at least ten percent (10%) of the full Exercise Price for each full Share as to which the WARRANT is exercised, in lawful money of the United states, to the Warrant Agent. The shares shall be issued in escrow -and, held by the COMPANY for release to the subscribing HOLDER only when the balance is paid in full. The balance shall be paid in full on or before December 31, 1996; subject, however, to an extension (grace period) of no more than two (2) weeks in the discretion of the subscribing HOLDER. If the balance is paid in full by the due date, as extended, the shares shall be released to the subscribing HOLDER; if the balance is not paid in full by the due date, as extended, the shares shall be returned to the Warrant Agent for cancellation and the ten percent (10%) deposit shall be returned without interest.

         8. SHARE DIVIDENDS, RECLASSIFICATION, REORGANIZATION ANTI-DILUTION PROVISIONS. Each WARRANT is subject to the following further provisions:

        (a) In case, prior to the expiration of a WARRANT by exercise or by its terms, the COMPANY shall issue any of its Common Stock as a share dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such cases" the Purchase Price per share of the Shares purchasable pursuant to a WARRANT in effect at the time of such action shall be proportionately reduced and the number of Shares at the time purchasable pursuant to a WARRANT shall be proportionately increased; and conversely, in the event the COMPANY shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Purchase Price per share of the Shares purchasable pursuant to a WARRANT in effect at the time of such action shall be proportionately increased and the number of Shares at the time purchasable pursuant to a WARRANT shall be proportionately decreased. If the COMPANY shall, at any time during the life of a WARRANT, declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to its stockholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common Stock so issued shall, for the purpose of a WARRANT, be deemed to have been issued as a share dividend. Any dividend paid or distributed upon the Common Stock in 91 hares of any other class or securities convertible into Common Stock shall be treated as a dividend paid in shares of Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

         (b) In case, prior to the expiration of a WARRANT by exercise or by its terms, the COMPANY shall be recapitalized, or the COMPANY or a successor corporation shall consolidate or merge with or convey all or substantially all of its or of any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" hereinbefore used in the event of any consolidation or merger of any such corporation with, or the sale of all or substantially all of the property of any such corporation to, another corporation or corporations) , the holder of a WARRANT shall thereafter have the right to purchase, upon the basis and on the terms and conditions and during the time specif ied in a WARRANT in lieu of the Shares of the COMPANY theretof ore purchasable, upon the exercise of a WARRANT, such shares, securities or assets as may be issued or payable with respect to, or in exchange f or, the number of Shares of the COMPANY theretof ore purchasable upon the exercise of a WARRANT had such recapitalization, consolidation, merger, or conveyance not taken place; and in any such event, the rights of the holder of a WARRANT to an adjustment in the number of Shares purchasable upon the exercise of a WARRANT as herein provided shall continue and be preserved in respect of any shares, securities, or assets which the holder of a WARRANT becomes entitled to purchase.

         (c) In case:

                  (i) the COMPANY shall take a record of the holders of its common Shares f or the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the common Shares (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of the COMPANY's assets; or

                  (ii) the COMPANY shall take a record of the holders of its Common Shares f or the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or

                  (iii) of any classification, reclassification, or other reorganization of the shares which the COMPANY is authorized to issue, consolidation or merger of the COMPANY with or into another corporation, or conveyance of all or substantially all of the assets of the COMPANY; or

                  (iv) of the voluntary or involuntary dissolution, liquidation, or winding up of the COMPANY;

then, and in any such case, the COMPANY shall mail to the holder of a WARRANT, at least 21 days prior thereto, a notice stating the date or expected date on which a record is to be taken f or the purpose of such dividend, distribution, or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up is to take place, as the case may be. Such notice shall also specify the date or expected date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to participate in such dividend, distribution, or rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up, as the case may be.

        (d) In case the COMPANY at any time while a WARRANT shall remains unexpired and unexercised shall sell all or substantially all of its property or dissolve, liquidate, or wind up its affairs, the holder of a WARRANT may thereafter receive upon exercise hereof in lieu of each Share which it would have been entitled to receive the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon such sale, dissolution, liquidation, or winding up with respect to each Share.

        (e) The COMPANY plans to make an offering of convertible debentures or convertible preferred stock or such other security which may be convertible into Common Stock or carry warrants for the purchase of shares of Common stock. The parties agree that this warrant issuance is related to such proposed.offering(s) and no adjustments (as described in this Section 8) shall be made to any of the WARRANTS on account of any such offering(s), for a period of twenty-four (24) months from the date of the issuance of the first warrant subject to this warrant agreement or until and unless the number of shares of COMPANY's Common Stock outstanding exceeds twelve million (12,000,000) shares. After such 24 month period, or at any time that the outstanding Common Stock of the COMPANY exceeds 12,000,000 shares if earlier than 24 months, then the provisions of Section 8 hereinabove shall have full force and effect on the WARRANTS.

        9. RESERVATION OF SHARES ISSUABLE ON EXERCISE OF WARRANTS. The COMPANY shall at all times reserve and keep available out of its authorized shares, solely for issuance upon the exercise of all WARRANTS issued hereunder, such number of Common Shares and other shares as from time to time shall be issuable upon the exercise of a WARRANT and all other similar WARRANTS at the time outstanding.

        10. LOSS, THEFT, DESTRUCTION OR MUTILATION. Upon receipt by the COMPANY of evidence satisfactory to it, (in the exercise of its reasonable discretion), of the ownership of and the loss, theft, destruction, or mutilation of a WARRANT, and (in the case of loss, theft, or destruction) of indemnity satisfactory to i@ (in the case of mutilation) upon surrender and cancellation thereof e the COMPANY will execute and deliver, in lieu thereof, a new WARRANT for like tenor.

                WARRANT HOLDER NOT A SHAREHOLDER. The HOLDER of a WARRANT, as such, shall not be entitled by reason of a WARRANT to any rights whatsoever of a stockholder of the COMPANY. No HOLDER of any WARRANT shall be entitled to receive any dividend or to vote with respect to any dividend declared or the taking of a register of stockholders entitled to vote with a Record Date prior to the date of exercise of the WARRANTS.

         12. NOTICES. All notices and other communications from the COMPANY to the HOLDER of a WARRANT shall be mailed by first-class registered mail, postage prepaid, to the address furnished to the COMPANY in writing by the HOLDER)ER of a WARRANT.

         IN WITNESS WHEREOF, intending to be legally bound, the COMPANY has executed this Warrant Agreement:

Dated: March 26, 1996

                                             FIDELITY HOLDINGS, INC.

ATTEST:
                                             By:________________________________
                                                President

By:________________________________
   Secretary

NO. 1996 - A                                                       1996A WARRANT
                                                               RIGHT TO PURCHASE
                                                               __________ SHARES

                             FIDELITY HOLDINGS, INC.
                             (a Nevada Corporation)
                                  1996A WARRANT

                  VOID AFTER 5:00 P.M. EDT, SEPTEMBER 19, 1996


         THIS IS TO CERTIFY THAT:

--------------------------------------------------------------------------------
or registered assigns, is entitled to purchase, on or before 5:00 p.m. Eastern Daylight Time on September 19, 1996, that number of shares (subject to anti-dilution protection provisions contained in the Warrant Agreement) of the Common Stock of Fidelity Holdings, Inc. (the "Company") at a price of One Dollar and Twenty-five Cents ($1.25) per share, upon presentation of this Warrant and payment of the purchase price at the office of the Warrant Agent; subject, however, to the terms of the Warrant Agreement under which this Warrant has been issued, which is incorporated by reference, and to which the holder hereof assents by acceptance of this Warrant. This Warrant, the purchase rights represented hereby, and all of the rights of each holder with respect thereto, are subject to all of the terms, conditions, rights, limitations and other provisions of the Warrant Agreement and in the event of any conflict between the terms of this Warrant and the terms of the Warrant Agreement, the Warrant Agreement shall control.

         The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole at any time prior to expiration. Subject to the right of the Company to extend the expiration date as set forth in the Warrant Agreement, this Warrant and the purchase rights it represents expire at 5:00 p.m. on September 19, 1996 and thereafter shall be void and of no effect. Notwithstanding the foregoing specific Expiration Date, this Warrant shall terminate prior to the Expiration Date in the event that the contemporaneous Purchase Agreement between Computer Business Sciences, Inc., the COMPANY'S wholly-owned subsidiary, and Nissko-Delaware is terminated or Nissko-Delaware fails to perform as required under such Purchase Agreement.

         The number of shares purchasable upon the exercise of this Warrant and the purchase price per share shall be subject to adjustment from time to time, to provide anti-dilution protection, as set forth in the Warrant Agreement.

         This Warrant shall not entitle the registered owner or any holder to voting rights or other rights as a stockholder of the Company or to any other rights whatsoever except the rights herein expressed or expressed in the Warrant Agreement, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, or unless, and to the extent that, this Warrant shall be exercised.

         This Warrant is exchangeable upon its surrender to the Company by the registered owner, for new Warrants of like tenor and date, representing in the aggregate the right to purchase the number of shares purchasable hereunder.

         Except as otherwise above provided, this Warrant and all rights hereunder are transferable by the registered owner hereof in person or by duly authorized attorney on the books of the Company upon surrender to the Company of this Warrant, properly endorsed.

         The Company may deem and treat the registered owner of this Warrant at all times as the absolute owner hereof for all purposes and such shall not be affected by any notice to the contrary.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signatures of its duly authorized officers and the corporate seal hereunto affixed.

Dated:  March 26, 1996
At: Flushing, New York


                                                  FIDELITY HOLDINGS, INC.


ATTEST:

                                                  BY:___________________________
                                                     President


BY:___________________________
   Secretary

                                SUBSCRIPTION FORM
                    (To be executed by the Registered Holder
                            upon exercise of Warrant)

NOTE: If less than all of the shares for which this Warrant is exercisable are subscribed for, the Warrant Agent will return a new Warrant for the unexercised balance.

         The undersigned, Registered Holder or assignee of such Registered Holder of the within Warrant, hereby (1) subscribes for ____ Shares of the Common Stock which the undersigned is entitled to purchase under the terms of the within Warrant, (2) makes cash payment of ten percent (10%) of the Exercise Price called for by the within Warrant for the number of shares as to which this Warrant is exercised, with the understanding that the shares will be held in escrow by the Company until receipt of the balance of the Exercise Price as provided in the Warrant Agreement, and (3) directs that the Shares of Common Stock issuable upon exercise of the within Warrant be issued as follows:

Name:___________________________________________________________________________

Address:________________________________________________________________________

        ________________________________________________________________________

Dated:_____________________, 1996


                                    Signature(s):-------------------------------


                                                 -------------------------------



--------------------------------------------------------------------------------
NOTICE: The signature(s) on this Subscription Form must correspond with the name(s) as written upon the face of the within Warrant, or upon the assignment form on the reverse thereof, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a bank or by a firm having registered membership on a registered securities exchange.

                                   ASSIGNMENT

                    (To be executed by the Registered Holder
                   to effect a transfer of the within Warrant)


NOTE: If less tan all of the shares for which this Warrant is exercisable are assigned, the Warrant Agent will return a new Warrant for the unassigned balance.

         FOR VALUE RECEIVED the undersigned Registered Holder(s) of the within Warrant hereby sell(s), assign(s), and transfer(s) the right to purchase ___ Shares of Common Stock evidenced by the within Warrant and do irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer such right on the books of the Company with full power of substitution.

Dated: ___________________________, 1996


                                    Signatures(s):------------------------------

                                                  ------------------------------


--------------------------------------------------------------------------------
NOTICE: The signature(s) on this Subscription Form must correspond with the name(s) as written upon the face of the within Warrant, or upon the assignment form on the reverse thereof, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a bank or by a firm having registered membership on a registered securities exchange.

NO. 1996 - B _____                                                 1996B WARRANT
                                                               RIGHT TO PURCHASE
                                                               __________ SHARES

                             FIDELITY HOLDINGS, INC.
                             (a Nevada Corporation)
                                  1996A WARRANT

                    VOID AFTER 5:00 P.M. EDT, MARCH 19, 1998


         THIS IS TO CERTIFY THAT:

--------------------------------------------------------------------------------
or registered assigns, is entitled to purchase, on or before 5:00 p.m. Eastern Daylight Time March 19, 1998, that number of shares (subject to anti-dilution protection provisions contained in the Warrant Agreement) of the Common Stock of Fidelity Holdings, Inc. (the "Company") at a price of One Dollar and Twenty-five Cents ($1.25) per share, upon presentation of this Warrant and payment of the purchase price at the office of the Warrant Agent; subject, however, to the terms of the Warrant Agreement under which this Warrant has been issued, which is incorporated by reference, and to which the holder hereof assents by acceptance of this Warrant. This Warrant, the purchase rights represented hereby, and all of the rights of each holder with respect thereto, are subject to all of the terms, conditions, rights, limitations and other provisions of the Warrant Agreement and in the event of any conflict between the terms of this Warrant and the terms of the Warrant Agreement, the Warrant Agreement shall control.

         The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole at any time prior to expiration. Subject to the right of the Company to extend the expiration date as set forth in the Warrant Agreement, this Warrant and the purchase rights it represents expire at 5:00 p.m. on September 19, 1996 and thereafter shall be void and of no effect. Notwithstanding the foregoing specific Expiration Date, this Warrant shall terminate prior to the Expiration Date in the event that the contemporaneous Purchase Agreement between Computer Business Sciences, Inc., the COMPANY'S wholly-owned subsidiary, and Nissko-Delaware is terminated or Nissko-Delaware fails to perform as required under such Purchase Agreement.

         The number of shares purchasable upon the exercise of this Warrant and the purchase price per share shall be subject to adjustment from time to time, to provide anti-dilution protection, as set forth in the Warrant Agreement.

         This Warrant shall not entitle the registered owner or any holder to voting rights or other rights as a stockholder of the Company or to any other rights whatsoever except the rights herein expressed or expressed in the Warrant Agreement, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, or unless, and to the extent that, this Warrant shall be exercised.

         This Warrant is exchangeable upon its surrender to the Company by the registered owner, for new Warrants of like tenor and date, representing in the aggregate the right to purchase the number of shares purchasable hereunder.

         Except as otherwise above provided, this Warrant and all rights hereunder are transferable by the registered owner hereof in person or by duly authorized attorney on the books of the Company upon surrender to the Company of this Warrant, properly endorsed.

         The Company may deem and treat the registered owner of this Warrant at all times as the absolute owner hereof for all purposes and such shall not be affected by any notice to the contrary.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signatures of its duly authorized officers and the corporate seal hereunto affixed.

Dated:  March 26, 1996
At: Flushing, New York


                                                  FIDELITY HOLDINGS, INC.


ATTEST:

                                                  BY:___________________________
                                                     President


BY:___________________________
   Secretary

                                SUBSCRIPTION FORM
                    (To be executed by the Registered Holder
                            upon exercise of Warrant)

NOTE: If less than all of the shares for which this Warrant is exercisable are subscribed for, the Warrant Agent will return a new Warrant for the unexercised balance.

         The undersigned, Registered Holder or assignee of such Registered Holder of the within Warrant, hereby (1) subscribes for ____ Shares of the Common Stock which the undersigned is entitled to purchase under the terms of the within Warrant, (2) makes cash payment of ten percent (10%) of the Exercise Price called for by the within Warrant for the number of shares as to which this Warrant is exercised, with the understanding that the shares will be held in escrow by the Company until receipt of the balance of the Exercise Price as provided in the Warrant Agreement, and (3) directs that the Shares of Common Stock issuable upon exercise of the within Warrant be issued as follows:

Name:__________________________________________________________________________

Address:_______________________________________________________________________

        _______________________________________________________________________

Dated:_____________________, 199_


                                    Signature(s):-------------------------------

                                                 -------------------------------



-------------------------------------------------------------------------------
NOTICE: The signature(s) on this Subscription Form must correspond with the name(s) as written upon the face of the within Warrant, or upon the assignment form on the reverse thereof, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a bank or by a firm having registered membership on a registered securities exchange.

                                   ASSIGNMENT

                    (To be executed by the Registered Holder
                   to effect a transfer of the within Warrant)


NOTE: If less than all of the shares for which this Warrant is exercisable are assigned, the Warrant Agent will return a new Warrant for the unassigned balance.

         FOR VALUE RECEIVED the undersigned Registered Holder(s) of the within Warrant hereby sell(s), assign(s), and transfer(s) the right to purchase ___ Shares of Common Stock evidenced by the within Warrant and do irrevocably constitute and appoint

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to transfer such right on the books of the Company with full power of substitution.

Dated: ___________________________, 199_


                                    Signatures(s):------------------------------

                                                  ------------------------------


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NOTICE: The signature(s) on this Subscription Form must correspond with the name(s) as written upon the face of the within Warrant, or upon the assignment form on the reverse thereof, in every particular, without alteration or enlargement, or any change whatsoever, and must be guaranteed by a bank or by a firm having registered membership on a registered securities exchange.